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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 4, 2004 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of eBay Inc. for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 2, 2004